The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-266487
Subject to Completion
Preliminary Prospectus Supplement dated August 4, 2022
Prospectus Supplement
(To Prospectus dated August 3, 2022)
                 Shares
Exelon Corporation
Common Stock

Exelon Corporation is offering                 shares of its common stock, no par value. Our common stock is listed on Nasdaq under the symbol “EXC.”
On August 3, 2022, the last reported sale price of our common stock on Nasdaq was $44.31 per share.
The underwriters have agreed to purchase the shares of our common stock offered by this prospectus supplement from us at a price of $      per share, which will result in $      of total net proceeds to us before expenses payable by us. The underwriters may offer the shares of our common stock from time to time for sale in one or more transactions on Nasdaq, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. See “Underwriting (Conflict of Interest).”
We have granted the underwriters a 30-day option from the date of this prospectus supplement, exercisable in whole or in part from time to time, to purchase up to an additional                 shares of our common stock at a price equal to the price per share at which the underwriters purchase the shares in the offering. If this option were exercised in full, we would receive approximately $      million of additional proceeds, before expenses.
Investing in our common stock involves risks. See “Risk Factors” on page S-2 of this prospectus supplement and in the documents we incorporate by reference in this prospectus supplement and the accompanying prospectus.
Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
The underwriters expect to deliver the shares on or about August   , 2022 through the facilities of The Depository Trust Company.

Barclays	Goldman Sachs & Co. LLC	J.P. Morgan	Morgan Stanley

August   , 2022

PROSPECTUS SUPPLEMENT
PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
Unless otherwise specified or the context requires otherwise, references in this prospectus supplement to:
•
“When we refer to “Exelon,” “the Company,” “we,” “us” or “our” in this prospectus supplement, we mean Exelon and, unless the context otherwise indicates, does not include any of our subsidiaries or affiliates; and

•
“this offering” refers to this offering of the shares from time to time pursuant to this prospectus supplement and the accompanying prospectus.

All references to currency amounts included in this prospectus supplement are in U.S. dollars unless specifically noted otherwise.
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of our common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information about us, some of which does not apply to this offering of our common stock. To the extent the information in this prospectus supplement is inconsistent with the information in the accompanying prospectus, you should rely on the information in this prospectus supplement.
We have not, and the underwriters have not, authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus we may provide to you in connection with this offering. Neither we nor the underwriters take any responsibility for, or provide any assurances as to the reliability of, any additional or different information that others may give you. Neither we nor the underwriters are offering to sell our common stock or seeking offers to buy our common stock in jurisdictions where offers or sales are not permitted. You should assume that the information contained in this prospectus supplement, the accompanying prospectus and any related free writing prospectus is accurate only as of their respective dates or as of the respective dates specified in such information, as applicable, and the information contained in documents incorporated by reference is accurate only as of the respective dates of those documents or as of the respective dates specified in such information, as applicable, in each case regardless of the time of delivery of this prospectus supplement or the accompanying prospectus or any such free writing prospectus or any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since those dates.
The distribution of this prospectus supplement, the accompanying prospectus and any related free writing prospectus and the offering of our common stock in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus supplement, the accompanying prospectus and any such free writing prospectus come should inform themselves about and observe any such restrictions. This prospectus supplement, the accompanying prospectus and any such free writing prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. See “Underwriting (Conflict of Interest).”

S-ii

FORWARD-LOOKING STATEMENTS
Certain statements in this prospectus supplement, the accompanying prospectus and the documents they incorporate by reference contain, and any free writing prospectus we may provide to you in connection with this offering are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are made based upon, among other things, our current assumptions, expectations, plans, and beliefs concerning future events and their potential effect on us. These forward-looking statements involve risks, uncertainties and other factors, many of which are outside our control that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. In some cases you can identify forward-looking statements where statements are preceded by, followed by or include the words “believes,” “expects,” “estimates,” “anticipates,” “plans,” “future,” “potential,” “probably,” “predictions,” “intends,” “will,” “continue,” “in the event” or the negative of such terms or similar expressions. These forward-looking statements are based on assumptions, expectations and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Any forward-looking statements are not guarantees of our future performance and are subject to risks and uncertainties.
The factors that could cause actual results to differ materially from the forward-looking statements made by Exelon include those factors discussed herein, as well as the items discussed in (1) Exelon’s 2021 Annual Report on Form 10-K in ITEM 1A. Risk Factors; (2) Exelon’s Current Report on Form 8-K filed on June 30, 2022 (recasting certain portions of the 2021 Annual Report on Form 10-K) in (a) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (b) ITEM 8. Financial Statements and Supplementary Data: Note 17, Commitments and Contingencies; (3) Exelon’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 in ITEM 1A. Risk Factors; and (4) other factors discussed in filings with the SEC by Exelon.
You are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date on the front of this prospectus supplement or, as the case may be, as of the date on which we make any subsequent forward-looking statement that is deemed incorporated by reference. We do not undertake any obligation to update or revise any forward-looking statement to reflect events or circumstances after the date as of which any such forward-looking statement is made.

S-iii

RECENT DEVELOPMENTS
On August 4, 2022, we entered into an Equity Distribution Agreement (the “Equity Distribution Agreement”) with Barclays Capital Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, BofA Securities, Inc., BNP Paribas Securities Corp., Citigroup Global Markets Inc. and Scotia Capital (USA) Inc., each as sales agents and as forward sellers (in such capacities, as applicable, the “Sales Agents” and the “Forward Sellers”), and Barclays Bank PLC, Goldman Sachs & Co. LLC, JPMorgan Chase Bank, National Association, Morgan Stanley & Co. LLC, Bank of America, N.A., BNP Paribas SA, Citibank, N.A. and The Bank of Nova Scotia, each as forward purchasers (the “Forward Purchasers”), establishing an at-the-market equity distribution program, pursuant to which the Company, through the Sales Agents, may offer and sell from time to time shares of the Company’s common stock, no par value (the “Common Stock”), having an aggregate gross sales price of up to $1,000,000,000. In no event will the aggregate number of shares of Common Stock sold through the Sales Agents or the Forward Sellers under the Equity Distribution Agreement and under any forward sale agreement have an aggregate gross sales price in excess of $1,000,000,000. The Company has no obligation to offer or sell any shares of Common Stock under the Equity Distribution Agreement and may at any time suspend or terminate offers and sales under the Equity Distribution Agreement.

PROSPECTUS SUPPLEMENT SUMMARY
The following summary highlights, and should be read together with, the information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. This summary may not contain all of the information that may be important to you, and you should carefully read this entire prospectus supplement, the accompanying prospectus, any free writing prospectus we may provide to you in connection with this offering and the documents incorporated by reference herein and therein before making an investment decision. You may obtain a copy of the documents incorporated by reference by following the instructions in the section titled “Where You Can Find Additional Information; Incorporation of Certain Documents by Reference” in this prospectus supplement.
Unless we state otherwise or the context otherwise requires, references appearing in this prospectus supplement to “Exelon,” the “Company,” “we,” “us” and “our” mean Exelon and, unless the context otherwise indicates, does not include any of our subsidiaries or affiliates.
Exelon Corporation
Exelon, incorporated in Pennsylvania in February 1999, is a utility services holding company engaged in the energy distribution and transmission businesses through its subsidiaries, Atlantic City Electric Company (ACE), Baltimore Gas and Electric Company (BGE), Commonwealth Edison Company (ComEd), Delmarva Power & Light Company (DPL), PECO Energy Company (PECO) and Potomac Electric Power Company (Pepco). Exelon’s principal executive offices are located at 10 South Dearborn Street, Chicago, Illinois 60603, and its telephone number is 800-483-3220.
ACE’s energy delivery business consists of the purchase and regulated retail sale of electricity and the transmission and distribution of electricity to retail customers in portions of southern New Jersey.
BGE’s energy delivery business consists of the purchase and regulated retail sale of electricity and natural gas and the transmission and distribution of electricity and distribution of natural gas to retail customers in central Maryland, including the City of Baltimore.
ComEd’s energy delivery business consists of the purchase and regulated retail sale of electricity and the transmission and distribution of electricity to retail customers in northern Illinois, including the City of Chicago.
DPL’s energy delivery business consists of the purchase and regulated retail sale of electricity and the transmission and distribution of electricity to retail customers in portions of Delaware and Maryland, and the purchase and regulated retail sale of natural gas and the distribution of natural gas to retail customers in portions of New Castle County in Delaware.
PECO’s energy delivery business consists of the purchase and regulated retail sale of electricity and the provision of electricity transmission and distribution services to retail customers in southeastern Pennsylvania, including the City of Philadelphia, as well as the purchase and regulated retail sale of natural gas and the provision of natural gas distribution services to retail customers in the Pennsylvania counties surrounding the City of Philadelphia.
Pepco’s energy delivery business consists of the purchase and regulated retail sale of electricity and the transmission and distribution of electricity to retail customers in the District of Columbia and major portions of Prince George’s County and Montgomery County in Maryland.

The Offering
The following summary contains basic information about this offering and may not contain all of the information that may be important to you. You should read this entire prospectus supplement, the accompanying prospectus, any free writing prospectus we may provide to you in connection with this offering and the documents incorporated by reference herein and therein before making an investment decision.
As used in this section, unless the context otherwise requires, references to “Exelon,” the “Company,” “we,” “us,” “our” and similar references refer only to Exelon Corporation and not to its consolidated subsidiaries.
Issuer
Exelon Corporation, a Pennsylvania corporation.
Common stock offered
               shares of our common stock, no par value.
Common stock to be outstanding immediately after this offering (assuming no exercise of the underwriters’ option to purchase additional shares):
               shares of our common stock.
Option to purchase additional shares:
We have granted the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, exercisable in whole or in part from time to time, to purchase an additional          shares of our common stock.
Net Proceeds
The net proceeds from this offering are expected to be approximately $      million, assuming no exercise of the underwriters’ option to purchase additional shares of our common stock.
Use of Proceeds
We intend to use the net proceeds from this offering to permanently repay $500 million in borrowings under our $1.15 billion term loan credit facility with Barclays Bank PLC (the “Term Loan”). See “Use of Proceeds”
Conflict of Interest
The net proceeds of this offering will be paid to an affiliate of Barclays Capital Inc., an underwriter in this offering, in connection with the repayment of a portion of the outstanding indebtedness under the Term Loan. Because this payment represents at least 5% of the net offering proceeds, Barclays Capital Inc. is deemed to have a “conflict of interest” under FINRA Rule 5121. The appointment of a “qualified independent underwriter” is not required in connection with this offering as a “bona fide public market,” as defined in Rule 5121, exists for our common stock. In accordance with Rule 5121, Barclays Capital Inc. will not confirm any sales to any account over which it exercises discretionary authority without the specific written approval of the transaction from the account holder. See “Use of Proceeds” and “Underwriting (Conflict of Interest).”
Dividend Policy
We have historically paid quarterly dividends on our common stock; however, the declaration, amount, timing and payment of any future dividends are subject to the determination and approval of our board of directors based on then current or anticipated future conditions, including our results of operations, capital requirements, financial condition, legal requirements or other factors deemed relevant by our board of directors. See “Listing of Our Common Stock and Dividends.”
Listing
Our common stock is listed on Nasdaq under the symbol “EXC.”

Transfer Agent and Registrar
The registrar and transfer agent for our common stock is EQ Shareowner Services.
Certain United States Federal Income and Estate Tax Considerations
Certain United States federal income and estate tax considerations to non-U.S. holders of purchasing, owning and disposing of our common stock are described in “Certain United States Federal Income and Estate Tax Considerations to Non-U.S. Holders” included in this prospectus supplement.
Risk Factors
Investing in our common stock involves risks. See “Risk Factors” in this prospectus supplement, the accompanying prospectus and in the documents we incorporate by reference in this prospectus supplement and the accompanying prospectus for a discussion of some of the risks and other factors you should carefully consider before deciding to invest in our common stock.

RISK FACTORS
Investing in our common stock involves risks. You should carefully consider the following discussion and the risks described under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021, incorporated by reference in this prospectus supplement, the factors listed under “Forward Looking Statements” in this prospectus supplement and the other information contained or incorporated by reference in this prospectus supplement before making a decision to invest in our common stock. See “Where You Can Find More Information.”
Risks Related to This Offering and Our Common Stock
The price of our common stock may fluctuate significantly.
The price of our common stock on Nasdaq constantly changes. We expect that the market price of our common stock will continue to fluctuate.
Our stock price may fluctuate as a result of a variety of factors, many of which are beyond our control. These factors include:
•
the impact of the COVID-19 pandemic;

•
any failure to meet the performance estimates of securities analysts;

•
the public’s reaction to our press releases, our other public announcements and our filings with the SEC;

•
actions by applicable regulatory authorities;

•
our ability to access the credit markets for sufficient amounts of capital and on terms that are favorable or consistent with our expectations;

•
changes in buy/sell recommendations by securities analysts;

•
fluctuations in our operating results;

•
substantial sales of our common stock;

•
general stock market conditions;

•
an economic slowdown that could affect our financial results and operations and the economic strength of our customers and suppliers; or

•
other economic or external factors.

In addition, in recent years, the stock market in general has experienced periods of extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies, including for reasons unrelated to their operating performance. These broad market fluctuations may adversely affect our stock price regardless of our operating results.
Our ability to pay dividends and to meet our debt obligations largely depends on the performance of our subsidiaries and the ability to utilize the cash flows from those subsidiaries.
Because we are a holding company with no material assets other than our ownership interests in our subsidiaries and all of our operations are conducted by our subsidiaries, our debt is effectively subordinated to all existing and future debt, trade creditors, and other liabilities of our subsidiaries. Our rights, and hence the rights of our creditors, to participate in any distribution of assets of any subsidiary upon its liquidation or reorganization or otherwise would be subject to the prior claims of that subsidiary’s creditors, except to the extent that our claims as a creditor of such subsidiary may be recognized. As of June 30, 2022, our subsidiaries had outstanding approximately $28 billion of long-term debt, including long-term debt to financing trusts and the portion of long-term debt due within one year.
The issuance of shares may be dilutive and there may be future dilution of our common stock.
The issuance of common stock in this offering, the receipt of the expected net proceeds and the use of those proceeds, may have a dilutive effect on our expected net income available to common shareholders per share and funds from operations per share. The actual amount of dilution cannot be determined at this time and will be based on numerous factors. Additionally, we are not restricted from issuing additional securities in the future, including common stock, securities that are convertible into or exchangeable for, or that represent the right to receive, shares of common stock or any substantially similar securities. The market price of our common stock could decline as a result of issuances or sales of a large number of shares of our common stock in the market after this offering or the perception that such issuances or sales could occur. Additionally, future issuances or sales of a large number of shares of our common stock, including under our at-the-market program, may be at prices below the offering price of the shares of common stock offered by this prospectus supplement and may adversely impact the market price of our common stock.

USE OF PROCEEDS
We estimate the net proceeds from the sale of the common stock offered by this prospectus supplement (after deducting underwriting discounts and commissions and our other expenses of this offering) will be approximately $      million (or $      million if the underwriters exercise their option to purchase additional shares of our common stock in full).
We intend to use the net proceeds from this offering to permanently repay $500 million in borrowings under the Term Loan. The Term Loan matures on January 23, 2023 and currently bears interest at a variable rate equal to the Secured Overnight Financing Rate (SOFR) plus 0.975%. The Term Loan was part of four separate unsecured term loans entered into by the Company in January 2022 totaling $2.0 billion, the proceeds of which were used primarily to fund a $1.75 billion cash payment made to Constellation Energy Corporation as part of its separation from the Company and for general corporate purposes.
The net proceeds of this offering will be paid to an affiliate of Barclays Capital Inc., an underwriter in this offering, in connection with the repayment of a portion of the outstanding indebtedness under the Term Loan. Because this payment represents at least 5% of the net offering proceeds, Barclays Capital Inc. is deemed to have a “conflict of interest” under FINRA Rule 5121. Accordingly, this offering is being made in compliance with the requirements of Rule 5121. The appointment of a “qualified independent underwriter” is not required in connection with this offering as a “bona fide public market,” as defined in Rule 5121, exists for our common stock. In accordance with Rule 5121, Barclays Capital Inc. will not confirm any sales to any account over which it exercises discretionary authority without the specific written approval of the transaction from the account holder. See “Underwriting (Conflict of Interest).”

LISTING OF OUR COMMON STOCK AND DIVIDENDS
Our common stock is listed on Nasdaq under the symbol “EXC.” On August 3, 2022, the last reported sale price of our common stock on Nasdaq was $44.31. As of August 3, 2022, there were 82,487 holders of record of our common stock.
We have historically paid quarterly dividends on our common stock; however, the declaration, amount, timing and payment of any future dividends are subject to the determination and approval of our board of directors based on then-current or anticipated future conditions, including our results of operations, capital requirements, financial condition, legal requirements or other factors deemed relevant by our board of directors. See “Risk Factors — Risks Related to this Offering and Our Common Stock — We may be unable to, or may choose not to, continue to pay dividends on our common stock at current or planned rates or at all.”

CERTAIN UNITED STATES FEDERAL INCOME AND ESTATE TAX
CONSIDERATIONS TO NON-U.S. HOLDERS
The following is a summary of certain United States federal income and estate tax consequences of the purchase, ownership and disposition of our common stock as of the date hereof. Except where noted, this summary deals only with common stock that is held as a capital asset by a non-U.S. holder (as defined below).
A “non-U.S. holder” means a beneficial owner of our common stock (other than an entity treated as a partnership for United States federal income tax purposes) that is not, for United States federal income tax purposes, any of the following:
•
an individual citizen or resident of the United States;

•
a corporation (or any other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•
an estate the income of which is subject to United States federal income taxation regardless of its source; or

•
a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income and estate tax consequences different from those summarized below. This summary does not address all aspects of United States federal income and estate taxes and does not deal with foreign, state, local or other tax considerations that may be relevant to non-U.S. holders in light of their particular circumstances. In addition, it does not represent a detailed description of the United States federal income and estate tax consequences applicable to you if you are subject to special treatment under the United States federal income tax laws (including if you are a United States expatriate, foreign pension fund, “controlled foreign corporation,” “passive foreign investment company” or a partnership or other pass-through entity for United States federal income tax purposes). We cannot assure you that a change in law will not alter significantly the tax considerations that we describe in this summary.
If a partnership (or other entity treated as a partnership for United States federal income tax purposes) holds our common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our common stock, you should consult your tax advisors.
If you are considering the purchase of our common stock, you should consult your own tax advisors concerning the particular United States federal income and estate tax consequences to you of the purchase, ownership and disposition of our common stock, as well as the consequences to you arising under other United States federal tax laws and the laws of any other taxing jurisdiction.
Dividends
In the event that we make a distribution of cash or other property (other than certain pro rata distributions of our stock) in respect of our common stock, the distribution generally will be treated as a dividend for United States federal income tax purposes to the extent it is paid from our current or accumulated earnings and profits, as determined under United States federal income tax principles. Any portion of a distribution that exceeds our current and accumulated earnings and profits generally will be treated first as a tax-free return of capital, causing a reduction in the adjusted tax basis of a non-U.S. holder’s common stock, and to the extent the amount of the distribution exceeds a non-U.S. holder’s adjusted tax basis in our common stock, the excess will be treated as gain from the disposition of our common stock (the tax treatment of which is discussed below under “— Gain on Disposition of Common Stock”).

Dividends paid to a non-U.S. holder generally will be subject to withholding of United States federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States (and, if required by an applicable income tax treaty, are attributable to a United States permanent establishment) are not subject to the withholding tax, provided certain certification and disclosure requirements are satisfied. Instead, such dividends are subject to United States federal income tax on a net income basis in the same manner as if the non-U.S. holder were a United States person as defined under the Code. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.
A non-U.S. holder who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for dividends will be required (a) to provide the applicable withholding agent with a properly executed Internal Revenue Service (“IRS”) Form W-8BEN or Form W-8BEN-E (or other applicable form) certifying under penalty of perjury that such holder is not a United States person as defined under the Code and is eligible for treaty benefits or (b) if our common stock is held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable United States Treasury regulations. Special certification and other requirements apply to certain non-U.S. holders that are pass-through entities rather than corporations or individuals.
A non-U.S. holder eligible for a reduced rate of United States federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.
Gain on Disposition of Common Stock
Subject to the discussion of backup withholding below, any gain realized by a non-U.S. holder on the sale or other disposition of our common stock generally will not be subject to United States federal income tax unless:
•
the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment of the non-U.S. holder);

•
the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

•
we are or have been a “United States real property holding corporation” for United States federal income tax purposes and certain other conditions are met.

A non-U.S. holder described in the first bullet point immediately above will be subject to tax on the gain derived from the sale or other disposition in the same manner as if the non-U.S. holder were a United States person as defined under the Code. In addition, if any non-U.S. holder described in the first bullet point immediately above is a foreign corporation, the gain realized by such non-U.S. holder may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. An individual non-U.S. holder described in the second bullet point immediately above will be subject to a 30% (or such lower rate as may be specified by an applicable income tax treaty) tax on the gain derived from the sale or other disposition, which gain may be offset by United States source capital losses even though the individual is not considered a resident of the United States.
Generally, a corporation is a “United States real property holding corporation” if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (all as determined for United States federal income tax purposes). We believe we are not and do not anticipate becoming a “United States real property holding corporation” for United States federal income tax purposes. If, however, we are or become a “United States real property holding corporation,” so long as our common stock is regularly traded on an established securities market during the calendar year in which the sale or other disposition occurs, only a non-U.S. holder who holds or held (at any time during the shorter of the five-year period preceding the date of disposition or the holder’s holding period) more than 5% of our common stock will be subject to United States federal income tax on the sale or other disposition of our common stock.

Federal Estate Tax
Common stock held by an individual non-U.S. holder at the time of death will be included in such holder’s gross estate for United States federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.
Information Reporting and Backup Withholding
Distributions paid to a non-U.S. holder and the amount of any tax withheld with respect to such distributions generally will be reported to the IRS. Copies of the information returns reporting such distributions and any withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.
A non-U.S. holder will not be subject to backup withholding on dividends received if such holder certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that such holder is a United States person as defined under the Code), or such holder otherwise establishes an exemption.
Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other disposition of our common stock made within the United States or conducted through certain United States-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code), or such owner otherwise establishes an exemption.
Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. holder’s United States federal income tax liability provided the required information is timely furnished to the IRS.
Additional Withholding Requirements
Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% United States federal withholding tax may apply to any dividends paid on our common stock to (1) a “foreign financial institution” (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (a) an exemption from FATCA, or (b) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner which avoids withholding, or (2) a “non-financial foreign entity” (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (a) an exemption from FATCA, or (b) adequate information regarding certain substantial United States beneficial owners of such entity (if any). If a dividend payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “— Dividends,” the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. You should consult your own tax advisors regarding these requirements and whether they may be relevant to your ownership and disposition of our common stock.

CERTAIN ERISA CONSIDERATIONS
The following is a summary of certain considerations associated with the purchase of our common stock by (i) employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any other U.S. or non-U.S. federal, state, local or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and (iii) entities which are deemed to hold the assets of any of the foregoing types of plans, accounts or arrangements (each of the foregoing described in clauses (i), (ii), and (iii) being referred to herein as a “Plan”). We intend to use commercially reasonable efforts to conduct the operations so that the assets will not be considered “plan assets” of any such investor within the meaning of the U.S. Department of Labor’s “plan assets regulation” within the meaning of Section 3(42) of ERISA as modified by the Department of Labor Regulation § 2510.3-101(f)(2) (“Plan Asset Regulations”).
General Fiduciary Matters and Prohibited Transaction Issues
ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (each referred to as a “Covered Plan”) and prohibit certain transactions involving the assets of a Covered Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such a Covered Plan or the management or disposition of the assets of such a Covered Plan, or who renders investment advice for a fee or other compensation to such a Covered Plan, is generally considered to be a fiduciary of the Covered Plan.
ERISA imposes certain general and specific responsibilities on persons who are fiduciaries with respect to a Covered Plan, including prudence, diversification, avoidance of prohibited transactions and compliance with other standards. In determining whether a particular investment is appropriate for a Covered Plan, the fiduciary of such Covered Plan should consider, among other factors: (i) whether the investment is designed reasonably to further the Covered Plan’s purposes; (ii) the risk and return factors of the potential investment; (iii) the portfolio’s composition with regard to diversification; (iv) the liquidity and current return of the total portfolio relative to the anticipated cash flow needs of the Covered Plan; (v) the projected return of the total portfolio relative to the Covered Plan’s funding objectives; and (vi) whether the investment is in accordance with the documents and instruments governing the Covered Plan, (vii) the fact that the objectives of any particular investor will not be taken into account, and (vii) the limitation on the rights of investors to redeem all or any part of their investment. Before investing the assets of a Covered Plan, a fiduciary should determine whether such an investment is consistent with its fiduciary responsibilities.
Section 406 of ERISA and Section 4975 of the Code prohibit Covered Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available, of which there are many. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the Covered Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code.
In considering an investment in our common stock with a portion of the assets of any Plan, a fiduciary of the Plan should consult with its counsel to determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code and any Similar Law relating to a fiduciary’s duty to the Plan, including without limitation, the prudence, diversification and delegation of control provisions of ERISA, the Code and any other applicable Similar Laws, and to confirm that such purchase will not constitute or result in a non-exempt prohibited transaction.
Government plans, foreign plans and certain church plans, while not subject to the fiduciary responsibility provisions of Title I of ERISA or the prohibited transaction provisions of Section 406 of ERISA or Section 4975 of the Code, may nevertheless be subject to Similar Laws. As noted above, fiduciaries of such Plans should consult with their counsel before acquiring shares of our common stock.
We, the underwriters, our or their affiliates, our representatives nor our employees will act as a fiduciary to any Plan investor with respect to the decision to invest such Plan’s assets. We are not undertaking to provide impartial investment advice with respect to a prospective Plan’s decision to invest in our common stock.

Representation
By its acceptance of our common stock, each purchaser and subsequent transferee will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire our common stock constitutes assets of any Plan or (ii) the acquisition of our common stock by such purchaser or transferee will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation under any applicable Similar Laws.
The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing our common stock on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code or any Similar Law and whether an exemption would be required. The decision to invest the Plan’s assets in our common stock was made with appropriate consideration of relevant investment factors with regard to the Plan and is consistent with the duties and responsibilities imposed upon fiduciaries with regard to their investment decisions under ERISA, the Code or other applicable law. Neither this discussion nor anything provided in this prospectus is, or is intended to be, investment advice directed at any potential Plan purchasers, or at Plan purchasers generally, and such purchasers of our common stock should consult and rely on their own counsel and advisers as to whether an investment in our common stock is suitable for the Plan. The sale of our common stock to any Plan is in no respect a representation by us, an underwriter or any of our or their affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such investment is prudent or appropriate for plans generally or any particular Plan.

UNDERWRITING (CONFLICT OF INTEREST)
Barclays Capital Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC are acting as representatives of the underwriters set forth below. Subject to the terms and conditions contained in an underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase from us, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement, the number of shares of our common stock set forth opposite its name below:
Underwriter	Number of Shares
Barclays Capital Inc.
Goldman Sachs & Co. LLC .
J.P. Morgan Securities LLC
Morgan Stanley & Co. LLC
Total
The obligations of the several underwriters to purchase common stock are subject to certain conditions as set forth in the underwriting agreement. The underwriters are obligated to purchase all of the shares if they purchase any of the shares. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of the non-defaulting underwriters may be increased or the offering of shares may be terminated. The offering of the shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.
The underwriters have agreed to purchase the shares of our common stock offered by this prospectus supplement at a price of $      per share, which will result in $      million of total net proceeds to us before expenses payable by us (or $      million if the underwriters’ option to purchase      additional shares of common stock is exercised in full). The underwriters propose to offer the shares of common stock offered hereby from time to time for sale in one or more transactions on Nasdaq, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. The underwriters may effect such transactions by selling the shares of common stock to or through dealers and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or purchasers of shares of common stock for whom they may act as agents or to whom they may sell as principal. The difference between the price at which the underwriters purchase shares and the price at which the underwriters resell such shares may be deemed underwriting compensation.
In connection with the offering, the underwriters may engage in transactions that stabilize the price of the common stock. These transactions may include purchases for the purpose of fixing or maintaining the price of the common stock.
In connection with the offering, the underwriters may engage in passive market making transactions in the common stock on Nasdaq in accordance with Rule 103 of Regulation M under the Exchange Act during the period before the commencement of offers or sales of common stock and extending through the completion of distribution. A passive market maker must display its bids at a price not in excess of the highest independent bid of the security. However, if all independent bids are lowered below the passive market maker’s bid that bid must be lowered when specified purchase limits are exceeded.
The underwriters may create a short position in the shares in connection with the offering. That means they sell a larger principal amount of the common stock than is shown on the cover page of this prospectus supplement. If they create a short position, the underwriters may purchase shares in the open market to reduce the short position.
If the underwriters purchase common stock to stabilize the price or to reduce their short position, the price of the common stock could be higher than it might be if they had not made such purchases. The underwriters make no representation or prediction about any effect that purchases may have on the price of common stock and any of such transactions may be discontinued at any time.
The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters or their affiliates have repurchased common stock sold by or for the account of such underwriter in stabilizing or short covering transactions.
We have entered into a lock-up agreement with the underwriters prior to the commencement of this offering pursuant to which we, for a period of 60 days after the date of this prospectus supplement, may not, without the prior written consent of Barclays Capital Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, (1) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act, relating to, any securities of the Company that are substantially similar to the shares of common stock being offered herby, including but not limited to any options or warrants to purchase shares of common stock or any securities convertible into or exchangeable for, or that represent the right to receive, common stock or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge disposition or filing, or (2) enter into any swap or other agreement that transfers, in whole or part, any of the economic consequences of ownership of the common stock or any such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by the delivery of common stock or such other securities in cash or otherwise (other than (x) the shares offered hereby and/or (y) shares of common stock issued pursuant to employee stock option plans, employee stock purchase plans, dividend reinvestment plans, compensation arrangements and other similar employee plans or arrangements existing on the date of this prospectus supplement).
Our directors and executive officers have entered into lock-up agreements with the underwriters prior to the commencement of this offering pursuant to which each of these persons, with limited exceptions, for a period of 60 days after the date of this prospectus supplement, may not, without the prior written consent of Barclays Capital Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act, relating to, any securities of the Company that are substantially similar to the shares of common stock being offered hereby, or any options or warrants to purchase shares of common stock, or any securities convertible into, exchangeable for or that represent the right to receive shares of common stock, whether now owned or hereinafter acquired, owned directly by such persons or with respect to which such persons have beneficial ownership within the rules and regulations of the SEC. Notwithstanding the foregoing, such directors and executive officers may (1) transfer such shares (a) as a bona fide gift or gifts or (b) to any trust for his or her direct or indirect benefit or the immediate family of such person, provided that the transferee agrees to be bound in writing by the limitations set forth above, and provided further that any such transfer shall not involve a disposition for value, or (2) sell such shares (a) pursuant to the plan adopted by such director or executive officer under the Exchange Act (the “10b5-1 Plan”) in accordance with the terms of such 10b5-1 Plan in existence as of the date of this prospectus supplement without any further amendment or modification, but only to the extent that any filing made pursuant to Section 16(a) under the Exchange Act reporting any such sale made pursuant to this exception shall indicate that the sale was made pursuant to the 10b5-1 Plan or (b) held as of the date of this prospectus supplement through our 401(k) plan pursuant to portfolio balancing opportunities provided by the terms of such 401(k) plan.
Barclays Capital Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, in their sole discretion, may release the common stock and other securities subject to the lock-up agreements described above in whole or in part at any time with or without notice. When determining whether or not to release common stock and other securities from lock-up agreements, Barclays Capital Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC will consider, among other factors, the holder’s reasons for requesting the release, the number of shares of common stock and other securities for which the release is being requested and market conditions at the time.
We have agreed to indemnify the several underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments which the underwriters may be required to make in respect of any of those liabilities.

Our expenses associated with the offer and sale of the shares of common stock, excluding underwriting discounts, are estimated to be approximately $      .
Other Relationships
The underwriters and their respective affiliates are full service financial institutions engaged in various activities. From time to time, in the ordinary course of business, the underwriters and their respective affiliates have engaged and may in the future engage, in sales and trading, commercial banking, investment banking advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services and/or other transactions of a financial nature with us and our affiliates. Consequently, they have received, and in the future may continue to receive, customary fees and commissions for these services. The underwriters or their affiliates may provide credit to us or our affiliates as lenders from time to time, including under our existing revolving credit facility.
In particular, a banking affiliate of one of the underwriters in this offering, Barclays Capital, Inc., is a lender to the Company under the Term Loan, a portion of which will be permanently repaid with the net proceeds from the sale of shares of our common stock in connection with this offering. This payment represents a conflict of interest under FINRA Rule 5121. See “Underwriting (Conflict of Interest) — Conflict of Interest.”
In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments, including serving as counterparties to certain derivative and hedging arrangements, and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Conflict of Interest
The net proceeds of this offering will be paid to an affiliate of Barclays Capital Inc., an underwriter in this offering, in connection with the repayment of a portion of the outstanding indebtedness under the Term Loan. Because this payment represents at least 5% of the net offering proceeds, Barclays Capital Inc. is deemed to have a “conflict of interest” under FINRA Rule 5121. Accordingly, this offering is being made in compliance with the requirements of Rule 5121. The appointment of a “qualified independent underwriter” is not required in connection with this offering as a “bona fide public market,” as defined in Rule 5121, exists for our common stock. In accordance with Rule 5121, Barclays Capital Inc. will not confirm any sales to any account over which it exercises discretionary authority without the specific written approval of the transaction from the account holder. See “Use of Proceeds.”
Option to Purchase Additional Shares
We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, exercisable in whole or in part from time to time, to purchase up to           additional shares at a price equal to the price per share at which the underwriters purchase the shares in the offering. If the underwriters exercise this option, each underwriter will be obligated, subject to the conditions contained in the underwriting agreement, to purchase a number of additional shares approximately proportionate to that underwriter’s initial allocation reflected in the above table.
Selling Restrictions
General
Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement and the accompanying prospectus may not be offered or sold, directly or indirectly, nor may this prospectus supplement and the accompanying prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement and the accompanying prospectus come are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.
Notice to prospective investors in the European Economic Area and the United Kingdom
In relation to each Member State of the European Economic Area and the United Kingdom (each, a “Relevant State”), no shares of our common stock have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus supplement in relation to the shares of our common stock which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation), except that offers of shares of our common stock may be made to the public in that Relevant State other than at any time under the following exemptions under the Prospectus Regulation:
A.
to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

B.
to fewer than 150, natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriters; or

C.
in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of shares of our common stock shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any shares of our common stock or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with each of the underwriters and us that it is a “qualified investor” implementing Article 2(e) of the Prospectus Regulation.

In the case of any shares of our common stock being offered to a financial intermediary as that term is used in the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares of our common stock acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares of our common stock to the public other than their offer or resale in a Relevant State to qualified investors as so defined or in circumstances in which the prior consent of the underwriters have been obtained to each such proposed offer or resale.
For the purposes of this provision, the expression an “offer to the public” in relation to any shares of our common stock in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of our common stock to be offered so as to enable an investor to decide to purchase or subscribe for any shares of our common stock, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129. References to the Prospectus Regulation includes, in relation to the United Kingdom, the Prospectus Regulation as it forms part of United Kingdom domestic law by virtue of the European Union (Withdrawal) Act 2018.
Notice to prospective investors in the United Kingdom
In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Order, and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the shares of our common stock in the United Kingdom within the meaning of the Financial Services and Markets Act 2000.
Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons.
Notice to prospective investors in Canada
The shares of our common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares of our common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to prospective investors in Switzerland
The shares of our common stock may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or the SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document does not constitute a prospectus within the meaning of, and has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares of our common stock or the offering may be publicly distributed or otherwise made publicly available in Switzerland. Neither this document nor any other offering or marketing material relating to the offering, us, or the shares of our common stock have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares of our common stock will not be supervised by, the Swiss Financial Market Supervisory Authority, or FINMA, and the offer of shares of our common stock has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares of our common stock.
Notice to prospective investors in the Dubai International Financial Centre, or DIFC
This document relates to an Exempt Offer in accordance with the Markets Rules 2012 of the Dubai Financial Services Authority, or DFSA. This document is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this document. The securities to which this document relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this document you should consult an authorized financial advisor.
In relation to its use in the DIFC, this document is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.
Notice to prospective investors in the United Arab Emirates
The shares of our common stock have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus supplement does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus supplement has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.
Notice to prospective investors in Australia
This document:
•
does not constitute a disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth), or the Corporations Act;

•
has not been, and will not be, lodged with the Australian Securities and Investments Commission, or ASIC, as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document for the purposes of the Corporations Act; and

•
may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, or Exempt Investors, available under section 708 of the Corporations Act.

The shares of our common stock may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the shares of our common stock may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any shares of our common stock may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the shares of our common stock, you represent and warrant to us that you are an Exempt Investor. As any offer of shares of our common stock under this document will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the shares of our common stock you undertake to us that you will not, for a period of 12 months from the date of issue of the shares of our common stock, offer, transfer, assign or otherwise alienate those shares of our common stock to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.
Notice to prospective investors in Japan
The shares of our common stock have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the shares of our common stock nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.
Notice to prospective investors in Hong Kong
The shares of our common stock have not been offered or sold, and will not be offered or sold, in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the laws of Hong Kong), or the SFO, and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong, or the CO, or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the shares of our common stock has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares of our common stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.
Notice to prospective investors in Singapore
Each representative has acknowledged that this prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each representative has represented and agreed that it has not offered or sold any shares of our common stock or caused the shares of our common stock to be made the subject of an invitation for subscription or purchase and will not offer or sell any shares of our common stock or cause the shares of our common stock to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares of our common stock, whether directly or indirectly, to any person in Singapore other than:
(i)
to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time, or the SFA)) pursuant to Section 274 of the SFA; (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

(ii)
Where the shares of our common stock are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(iii)
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(iv)
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares of our common stock pursuant to an offer made under Section 275 of the SFA except:

a.
to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

b.
where no consideration is or will be given for the transfer;

c.
where the transfer is by operation of law;

d.
as specified in Section 276(7) of the SFA; or

e.
as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities based Derivatives Contracts) Regulations 2018.

Singapore SFA Product Classification-In connection with Section 309B of the SFA and the CMP Regulations 2018, unless otherwise specified before an offer of the shares of our common stock, we have determined, and hereby notify all relevant persons (as defined in Section 309A(1) of the SFA), that the shares of our common stock are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Notice to prospective investors in Bermuda
Shares of our common stock may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act of 2003 of Bermuda which regulates the sale of securities in Bermuda.
Additionally, non-Bermudian persons (including companies) may not carry on or engage in any trade or business in Bermuda unless such persons are permitted to do so under applicable Bermuda legislation.
Notice to prospective investors in Saudi Arabia
This document may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Offers of Securities Regulations as issued by the board of the Saudi Arabian Capital Market Authority, or the CMA, pursuant to resolution number 2-11-2004 dated 4 October 2004 as amended by resolution number 1-28-2008, as amended, or the CMA Regulations. The CMA does not make any representation as to the accuracy or completeness of this document and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this document. Prospective purchasers of the securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If you do not understand the contents of this document, you should consult an authorized financial adviser.
Notice to prospective investors in the British Virgin Islands
The shares of our common stock are not being, and may not be offered, to the public or to any person in the British Virgin Islands for purchase or subscription by or on behalf of the Company. The shares of our common stock may be offered to companies incorporated under the BVI Business Companies Act, 2004 (British Virgin Islands), or the BVI Companies, but only where the offer will be made to, and received by, the relevant BVI Company entirely outside of the British Virgin Islands. This prospectus supplement has not been, and will not be, registered with the Financial Services Commission of the British Virgin Islands. No registered prospectus has been or will be prepared in respect of the shares of our common stock for the purposes of the Securities and Investment Business Act, 2010 or the Public Issuers Code of the British Virgin Islands.
Notice to prospective investors in China
This prospectus supplement will not be circulated or distributed in the PRC and the shares of our common stock will not be offered or sold, and will not be offered or sold to any person for re-offering or resale directly or indirectly to any residents of the PRC except pursuant to any applicable laws and regulations of the PRC. Neither this prospectus supplement nor any advertisement or other offering material may be distributed or published in the PRC, except under circumstances that will result in compliance with applicable laws and regulations.
Notice to prospective investors in Korea
The shares of our common stock have not been and will not be registered under the Financial Investments Services and Capital Markets Act of Korea and the decrees and regulations thereunder, or the FSCMA, and the shares of our common stock have been and will be offered in Korea as a private placement under the FSCMA. None of the shares of our common stock may be offered, sold or delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the FSCMA and the Foreign Exchange Transaction Law of Korea and the decrees and regulations thereunder, or the FETL. The shares of our common stock have not been listed on any of the securities exchanges in the world including, without limitation, the Korea Exchange in Korea. Furthermore, the purchaser of the shares of our common stock shall comply with all applicable regulatory requirements (including but not limited to requirements under the FETL) in connection with the purchase of the shares of our common stock. By the purchase of the shares of our common stock, the relevant holder thereof will be deemed to represent and warrant that if it is in Korea or is a resident of Korea, it purchased the shares of our common stock pursuant to the applicable laws and regulations of Korea.
Notice to prospective investors in Malaysia
No prospectus or other offering material or document in connection with the offer and sale of the shares of our common stock has been or will be registered with the Securities Commission of Malaysia, or the Commission, for the Commission’s approval pursuant to the Capital Markets and Services Act 2007. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares of our common stock may not be circulated or distributed, nor may the shares of our common stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Malaysia other than (i) a closed end fund approved by the Commission, (ii) a holder of a Capital Markets Services Licence, (iii) a person who acquires the shares of our common stock, as principal, if the offer is on terms that the shares of our common stock may only be acquired at a consideration of not less than RM250,000 (or its equivalent in foreign currencies) for each transaction, (iv) an individual whose total net personal assets or total net joint assets with his or her spouse exceeds RM3 million (or its equivalent in foreign currencies), excluding the value of the primary residence of the individual, (v) an individual who has a gross annual income exceeding RM300,000 (or its equivalent in foreign currencies) per annum in the preceding twelve months, (vi) an individual who, jointly with his or her spouse, has a gross annual income of RM400,000 (or its equivalent in foreign currencies), per annum in the preceding twelve months, (vii) a corporation with total net assets exceeding RM10 million (or its equivalent in a foreign currencies) based on the last audited accounts, (viii) a partnership with total net assets exceeding RM10 million (or its equivalent in foreign currencies), (ix) a bank licensee or insurance licensee as defined in the Labuan Financial Services and Securities Act 2010, (x) an Islamic bank licensee or takaful licensee as defined in the Labuan Financial Services and Securities Act 2010, and (xi) any other person as may be specified by the Commission; provided that, in the each of the preceding categories (i) to (xi), the distribution of the shares of our common stock is made by a holder of a Capital Markets Services Licence who carries on the business of dealing in securities. The distribution in Malaysia of this prospectus supplement is subject to Malaysian laws. This prospectus supplement does not constitute and may not be used for the purpose of public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any securities requiring the registration of a prospectus with the Commission under the Capital Markets and Services Act 2007.
Notice to prospective investors in Taiwan
The shares of our common stock have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the shares of our common stock in Taiwan.
Notice to prospective investors in South Africa
Due to restrictions under the securities laws of South Africa, no “offer to the public” (as such term is defined in the South African Companies Act, No. 71 of 2008 (as amended or re-enacted), or the South African Companies Act)) is being made in connection with the issue of the shares of our common stock in

South Africa. Accordingly, this document does not, nor is it intended to, constitute a “registered prospectus” (as that term is defined in the South African Companies Act) prepared and registered under the South African Companies Act and has not been approved by, and/or filed with, the South African Companies and Intellectual Property Commission or any other regulatory authority in South Africa. The shares of our common stock are not offered, and the offer shall not be transferred, sold, renounced or delivered, in South Africa or to a person with an address in South Africa, unless one or other of the following exemptions stipulated in Section 96(1) applies:
Section 96(1)(a): the offer, transfer, sale, renunciation or delivery is to:
(i)
persons whose ordinary business, or part of whose ordinary business, is to deal in securities, as principal or agent;

(ii)
the South African Public Investment Corporation;

(iii)
persons or entities regulated by the Reserve Bank of South Africa;

(iv)
authorised financial service providers under South African law;

(v)
financial institutions recognised as such under South African law;

(vi)
a wholly-owned subsidiary of any person or entity contemplated in (iii), (iv) or (v), acting as agent in the capacity of an authorized portfolio manager for a pension fund, or as manager for a collective investment scheme (in each case duly registered as such under South African law); or

(vii)
any combination of the persons in (i) to (vi); or

Section 96(1)(b): the total contemplated acquisition cost of the securities, for a single addressee acting as principal is equal to or greater than ZAR1,000,000 or such higher amount as may be promulgated by notice in the Government Gazette of South Africa pursuant to section 96(2)(a) of the South African Companies Act.
Information made available in this prospectus supplement should not be considered as “advice” as defined in the South African Financial Advisory and Intermediary Services Act, 2002.

LEGAL MATTERS
Certain legal matters will be passed upon for us by Ballard Spahr LLP, Philadelphia, Pennsylvania, including the validity of the securities offered by this prospectus supplement. Certain legal matters will be passed upon for the underwriters by Winston & Strawn LLP, Chicago, Illinois. Winston & Strawn LLP provides legal services to Exelon and its subsidiaries from time to time.
EXPERTS
The financial statements incorporated in this prospectus supplement by reference to Exelon Corporation’s Current Report on Form 8-K dated June 30, 2022 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K of Exelon Corporation for the year ended December 31, 2021 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND ADDITIONAL INFORMATION;
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
We file annual, quarterly and current reports, information statements and other information with the SEC. You may read and copy any document we have filed or will file with the SEC at the SEC’s public website (www.sec.gov).
Information about us is also available on Exelon’s web site at http://www.exeloncorp.com. This web site and the SEC’s web site above are intended to be inactive textual references only. Information on Exelon’s or the SEC’s web site (other than the documents incorporated by reference) is not a part of this prospectus supplement.
We are “incorporating by reference” into this prospectus supplement certain information we file with the SEC. This means we are disclosing important information to you by referring you to the documents containing the information. The information we incorporate by reference is considered to be part of this prospectus supplement.
We are incorporating by reference into this prospectus supplement portions of the documents listed below relating to Exelon and any subsequent filings Exelon makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding information deemed pursuant to the SEC’s rules to be furnished and not filed with the SEC) will automatically update and supersede information previously included until this offering is terminated:
•
Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on February 25, 2022 (the financial statements and related audit opinion have been superseded by the financial statements and audit report included in the Form 8-K filed on June 30, 2022);

•
Current Report on Form 8-K filed with the SEC on June 30, 2022 (recasting certain portions of the Annual Report on Form 10-K for the year ended December 31, 2021);

•
Quarterly Report on Form 10-Q for the three months ended March 31, 2022 filed with the SEC on May 9, 2022;

•
Quarterly Report on Form 10-Q for the three months ended June 30, 2022 filed with the SEC on August 3, 2022;

•
Current Reports on Form 8-K filed with the SEC on January 6, 2022, January 7, 2022, January 26, 2022, February 2, 2022, February 3, 2022, February 10, 2022, March 7, 2022, April 1, 2022, April 29, 2022 and August 4, 2022.

EXELON CORPORATION
Debt Securities
Common Stock
Stock Purchase Contracts
Stock Purchase Units
Preferred Stock
Depositary Shares
COMMONWEALTH EDISON COMPANY
Debt Securities
PECO ENERGY COMPANY
Debt Securities
BALTIMORE GAS AND ELECTRIC COMPANY
Debt Securities
POTOMAC ELECTRIC POWER COMPANY
Debt Securities
DELMARVA POWER & LIGHT COMPANY
Debt Securities
ATLANTIC CITY ELECTRIC COMPANY
Debt Securities

Exelon Corporation (Exelon) may use this prospectus to offer and sell from time to time:
•
debt securities;

•
common stock;

•
stock purchase contracts;

•
stock purchase units;

•
preferred stock in one or more series;

•
depositary shares.

Commonwealth Edison Company (ComEd) may use this prospectus to offer and sell from time to time:
•
debt securities

PECO Energy Company (PECO) may use this prospectus to offer and sell from time to time:
•
debt securities

Baltimore Gas and Electric Company (BGE) may use this prospectus to offer and sell from time to time:
•
debt securities

Potomac Electric Power Company (Pepco) may use this prospectus to offer and sell from time to time:
•
debt securities

Delmarva Power & Light Company (DPL) may use this prospectus to offer and sell from time to time:
•
debt securities

Atlantic City Electric Company (ACE) may use this prospectus to offer and sell from time to time:
•
debt securities

Exelon, ComEd, PECO, BGE, Pepco, DPL and ACE sometimes refer to the securities listed above as the “Securities.”
Exelon, ComEd, PECO, BGE, Pepco, DPL and ACE will provide the specific terms of the Securities in supplements to this prospectus prepared in connection with each offering. Please read this prospectus and the applicable prospectus supplement carefully before you invest. This prospectus may not be used to consummate sales of the offered Securities unless accompanied by a prospectus supplement.
Exelon’s common shares are listed on the Nasdaq Stock Market LLC, under the symbol “EXC.”

Please see “Risk Factors” beginning on page 2 for a discussion of factors you should consider in connection with a purchase of the Securities offered in this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 3, 2022.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that Exelon, ComEd, PECO, BGE, Pepco, DPL and ACE have each filed with the Securities and Exchange Commission (SEC) using a “shelf” registration process. Under this shelf registration process, each of us may, from time to time, sell our Securities described in this prospectus in one or more offerings. Each time Exelon, ComEd, PECO, BGE, Pepco, DPL or ACE (each, a registrant) sells Securities, the registrant will provide a prospectus supplement that will contain a description of the Securities the registrant will offer and specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under “Where You Can Find More Information.”
Information contained herein relating to each registrant is filed separately by such registrant on its own behalf. No registrant makes any representation as to information relating to any other registrant or Securities issued by any other registrant.
As used in this prospectus, the terms “we,” “our” and “us” generally refer to:
•
Exelon with respect to Securities issued by Exelon.

•
ComEd with respect to Securities issued by ComEd.

•
PECO with respect to Securities issued by PECO.

•
BGE with respect to Securities issued by BGE.

•
Pepco with respect to Securities issued by Pepco.

•
DPL with respect to Securities issued by DPL.

•
ACE with respect to Securities issued by ACE.

None of the registrants will guarantee or provide other credit or funding support for the Securities to be offered by another registrant pursuant to this prospectus.
We are not offering the Securities in any state where the offer is not permitted.
For more detailed information about the Securities, you should read the exhibits to the registration statement. Those exhibits have either been filed with the registration statement or incorporated by reference to earlier SEC filings listed in the registration statement.
You should rely only on information contained in this prospectus and which is incorporated by reference or the documents to which we have referred you. We have not authorized anyone to provide you with information that is different. This prospectus and related prospectus supplement may be used only where it is legal to sell these securities. The information in this prospectus and any prospectus supplement may only be accurate on the date of this document. The business of the registrant, financial condition, results of operations and prospects may have changed since that date.
Please see “Risk Factors” beginning on page 2 for a discussion of factors you should consider in connection with a purchase of the Securities offered in this prospectus.
FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated or deemed incorporated by reference as described under the heading “Where You Can Find More Information” contain forward-looking statements that are not based entirely on historical facts and are subject to risks and uncertainties. Words such as “believes,” “anticipates,” “expects,” “intends,” “plans,” “predicts” and “estimates” and similar expressions are intended to identify forward-looking statements but are not the only means to identify those statements. These forward-looking statements are based on assumptions, expectations and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Any forward-looking statements are not guarantees of our future performance and are subject to risks and uncertainties.

This prospectus contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties. The factors that could cause actual results to differ materially from the forward-looking statements made by Exelon, ComEd, PECO, BGE, Pepco, DPL and ACE include those factors discussed herein, as well as the items discussed in (1) the combined 2021 Annual Report on Form 10-K of Exelon, ComEd, PECO, BGE, Pepco, DPL and ACE in ITEM 1A. Risk Factors; (2) the registrants’ combined Current Report on Form 8-K filed on June 30, 2022 (recasting certain portions of the combined 2021 Annual Report on Form 10-K) in (a) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (b) ITEM 8. Financial Statements and Supplementary Data: Note 17, Commitments and Contingencies; and (3) other factors discussed in filings with the SEC by each of the registrants.
You are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date on the front of this prospectus or, as the case may be, as of the date on which we make any subsequent forward-looking statement that is deemed incorporated by reference. We do not undertake any obligation to update or revise any forward-looking statement to reflect events or circumstances after the date as of which any such forward-looking statement is made.
RISK FACTORS
Investing in the Securities involves various risks. You are urged to read and consider the risk factors described in (a) the combined Annual Report on Form 10-K of Exelon, ComEd, PECO, BGE, Pepco, DPL and ACE for the year ended December 31, 2021, filed with the SEC on February 25, 2022. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The prospectus supplement applicable to each type or series of Securities offered by one of the registrants will contain a discussion of additional risks applicable to an investment in such registrant and the particular type of Securities the registrant is offering under that prospectus supplement.
EXELON CORPORATION
Exelon, incorporated in Pennsylvania in February 1999, is a utility services holding company engaged through ComEd, PECO, BGE, Pepco, DPL and ACE, in the energy distribution and transmission businesses. Exelon’s principal executive offices are located at 10 South Dearborn Street, Chicago, Illinois 60603, and its telephone number is 800-483-3220.
COMMONWEALTH EDISON COMPANY
ComEd’s energy delivery business consists of the purchase and regulated retail sale of electricity and the transmission and distribution of electricity to retail customers in northern Illinois, including the City of Chicago.
ComEd was organized in the State of Illinois in 1913 as a result of the merger of Cosmopolitan Electric Company into the original corporation named Commonwealth Edison Company, which was incorporated in 1907. ComEd’s principal executive offices are located at 10 South Dearborn Street, Chicago, Illinois 60603, and its telephone number is 312-394-4321.
PECO ENERGY COMPANY
PECO’s energy delivery business consists of the purchase and regulated retail sale of electricity and the provision of transmission and distribution services to retail customers in southeastern Pennsylvania, including the City of Philadelphia, as well as the purchase and regulated retail sale of natural gas and the provision of natural gas distribution services to retail customers in the Pennsylvania counties surrounding the City of Philadelphia.
PECO was incorporated in Pennsylvania in 1929. PECO’s principal executive offices are located at 2301 Market Street, Philadelphia, Pennsylvania 19103, and its telephone number is 215-841-4000.

BALTIMORE GAS AND ELECTRIC COMPANY
BGE’s energy delivery business consists of the purchase and regulated retail sale of electricity and natural gas and the transmission and distribution of electricity and distribution of natural gas to retail customers in central Maryland, including the City of Baltimore.
BGE was incorporated in Maryland in 1906. BGE’s principal executive offices are located at 110 West Fayette Street, Baltimore, Maryland 21201, and its telephone number is 410-234-5000.
POTOMAC ELECTRIC POWER COMPANY
Pepco’s energy delivery business consists of the purchase and regulated retail sale of electricity and the transmission and distribution of electricity to retail customers in the District of Columbia and major portions of Prince George’s County and Montgomery County in Maryland.
Pepco was incorporated in the District of Columbia in 1896 and Virginia in 1949. Pepco’s principal executive offices are located at 701 Ninth Street, N.W., Washington, D.C. 20068, and its telephone number is (202) 872-2000.
DELMARVA POWER & LIGHT COMPANY
DPL’s energy delivery business consists of the purchase and regulated retail sale of electricity and the transmission and distribution of electricity to retail customers in portions of Delaware and Maryland, and the purchase and regulated retail sale of natural gas and distribution of natural gas to retail customers in portions of New Castle County in Delaware.
DPL was incorporated in Delaware in 1909 and Virginia in 1979. DPL’s principal executive offices are located at 500 North Wakefield Drive Newark, Delaware 19702, and its telephone number is (202) 872-2000.
ATLANTIC CITY ELECTRIC COMPANY
ACE’s energy delivery business consists of the purchase and regulated retail sale of electricity and the transmission and distribution of electricity to retail customers in portions of southern New Jersey.
ACE was incorporated in New Jersey in 1924. ACE’s principal executive offices are located at 500 North Wakefield Drive Newark, Delaware 19702, and its telephone number is (202) 872-2000.
USE OF PROCEEDS
Except as otherwise indicated in the applicable prospectus supplement, each registrant expects to use the net proceeds from the sale of the Securities for general corporate purposes, including to discharge or refund (by redemption, by purchase on the open market, by purchase in private transactions, by tender offer or otherwise) outstanding long-term debt. Each registrant will describe in the applicable prospectus supplement any specific allocation of the proceeds to a particular purpose that the registrant has made at the date of that prospectus supplement. Please refer to our annual and quarterly reports incorporated by reference into this prospectus and any prospectus supplement for information concerning each registrant’s outstanding long-term debt. See “Where You Can Find More Information.
DESCRIPTION OF SECURITIES
Each time one of the registrants sells securities, it will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under “Where You Can Find More Information.”
PLAN OF DISTRIBUTION
We may sell the Securities offered (a) through agents; (b) by underwriters or dealers; (c) directly to one or more purchasers; or (d) through a combination of any of these methods of sale.

In some cases we may also repurchase the Securities and reoffer them to the public by one or more of the methods described above.
This prospectus may be used in connection with any offering of securities through any of these methods or other methods described in the applicable prospectus supplement.
Any underwriter or agent involved in the offer and sale of the Securities will be named in the applicable prospectus supplement.
By Agents
Offered securities may be sold on a one time or a continuing basis by agents designated by the applicable registrant. The agents will use their reasonable efforts to solicit purchases for the period of their appointment under the terms of an agency agreement between the agents and the applicable issuer.
By Underwriters or Dealers
If underwriters are used in the sale, the underwriters may be designated by the applicable registrant or selected through a bidding process. The securities will be acquired by the underwriters for their own account. The underwriters may resell the Securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may sell the Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. The obligations of the underwriters to purchase the Securities will be subject to certain conditions. The underwriters will be obligated to purchase all the Securities of the series offered if any of the securities are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.
Only underwriters named in the applicable prospectus supplement are deemed to be underwriters in connection with the Securities offered hereby.
If dealers are utilized in the sale of the Securities, the applicable registrant will sell the Securities to the dealers as principals. The dealers may then resell the Securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the applicable prospectus supplement.
Direct Sales
We may also sell Securities directly to the public. In this case, no underwriters or agents would be involved.
General Information
We may authorize agents, underwriters or dealers to solicit offers by certain institutions to purchase Securities from us at the public offering price pursuant to delayed delivery contracts providing for payment and delivery on a later date or dates, all as described in the applicable prospectus supplement. Each delayed delivery contract will be for an amount not less than, and the aggregate amount of the Securities shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Such institutions may include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but will in all cases be subject to our approval. The delayed delivery contracts will not be subject to any conditions except:
•
the purchase by an institution of the Securities covered by its delayed delivery contract shall not, at any time of delivery, be prohibited under the laws of any jurisdiction in the United States to which such delayed delivery contract is subject; and

•
if the Securities are being sold to underwriters, we shall have sold to those underwriters the total amount of the Securities less the amount thereof covered by the delayed delivery contracts. The underwriters will not have any responsibility in respect of the validity or performance of the delayed delivery contracts.

Unless otherwise specified in the related prospectus supplement, each series of the Securities will be a new issue with no established trading market, other than the common stock. Any common stock sold pursuant to a prospectus supplement or issuable upon conversion of another offered Security will be listed on The Nasdaq Stock Market LLC, subject to official notice of issuance. We may elect to list any of the other securities on an exchange but are not obligated to do so. It is possible that one or more underwriters may make a market in a series of the Securities, but no underwriter will be obligated to do so and any underwriter may discontinue any market making at any time without notice. We cannot predict the activity of trading in, or liquidity of, our Securities.
In connection with sales by an agent or in an underwritten offering, the SEC rules permit the underwriters or agents to engage in transactions that stabilize the price of the Securities. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters or agents of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the Securities while an offering is in progress.
The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased Securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.
These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the Securities. As a result, the price of the Securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the Securities are listed on that exchange or admitted for trading on that automated quotation system, in the over-the-counter market or otherwise.
We may from time to time, without the consent of the existing Security holders, create and issue further Securities having the same terms and conditions as the Securities being offered hereby in all respects, except for issue date, issue price and if applicable, the first payment of interest or dividends therein or other terms as noted in the applicable prospectus supplement. Additional Securities issued in this manner will be consolidated with, and will form a single series with, the previously outstanding securities.
Underwriters, dealers and agents that participate in the distribution of the Securities may be underwriters as defined in the Securities Act of 1933, and any discounts or commissions received by them from us and any profit on the resale of the Securities by them may be treated as underwriting discounts and commissions under the Securities Act.
We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make.
Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries or affiliates in the ordinary course of their businesses.
LEGAL MATTERS
Ballard Spahr LLP, Philadelphia, Pennsylvania, will render an opinion as to the validity of the Securities for us.
Winston & Strawn LLP, Chicago, Illinois, will render an opinion as to the validity of the Securities for any underwriters, dealers, purchasers or agents. Winston & Strawn LLP provides legal services to Exelon and its subsidiaries from time to time.
EXPERTS
The financial statements incorporated in this Prospectus by reference to Exelon Corporation’s Current Report on Form 8-K dated June 30, 2022 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K of Exelon Corporation for the year ended December 31, 2021 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The financial statements incorporated in this Prospectus by reference to Commonwealth Edison Company, PECO Energy Company’s, Baltimore Gas and Electric Company’s, Potomac Electric Power Company’s, Delmarva Power & Light Company’s, and Atlantic City Electric Company’s Current Report on Form 8-K dated June 30, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
Exelon, ComEd, PECO, BGE, Pepco, DPL and ACE each file reports and other information with the SEC. The public may read and copy any reports or other information that we file with the SEC at the SEC’s public reference room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. These documents are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov. Reports, proxy statements and other information concerning Exelon may also be inspected at the offices of the New York Stock Exchange, which is located at 20 Broad Street, New York, New York 10005. You may also obtain a copy of the registration statement at no cost by writing us at the following address:
Exelon Corporation
Attn: Investor Relations
10 South Dearborn Street — 54th Floor
P.O. Box 805398
Chicago, IL 60680-5398
This prospectus is one part of a registration statement filed on Form S-3 with the SEC under the Securities Act of 1933, as amended, known as the Securities Act. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information concerning us and the Securities, you should read the entire registration statement, including this prospectus and any related prospectus supplements, and the additional information described under the sub-heading “Documents Incorporated By Reference” below. The registration statement has been filed electronically and may be obtained in any manner listed above. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference.
Information about us is also available on Exelon’s web site at http://www.exeloncorp.com. The information on Exelon’s web site is not incorporated into this prospectus by reference, and you should not consider it a part of this prospectus.
DOCUMENTS INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” information that we file with the SEC, which means that we can disclose important information to you by referring you to the documents we file with the SEC. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This incorporation by reference does not include documents that are furnished but not filed with the SEC. We incorporate by reference the documents listed below and any future documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (known as the Exchange Act) but prior to the termination of any offering of securities made by this prospectus:

Exelon Corporation (Exchange Act File No. 1-16169)
•
The description of Exelon’s common stock contained in the registration statement on Form 8-A filed under the Securities Exchange Act of 1934 on October 10, 2000, as amended, including any amendment thereto or report filed for the purpose of updating such description;

•
Exelon’s Annual Report on Form 10-K for the year ended December 31, 2021 (the financial statements and related audit opinion have been superseded by the financial statements and audit report included in the Form 8-K filed on June 30, 2022);

•
Exelon’s Current Report on Form 8-K filed with the SEC on June 30, 2022 (recasting certain portions of the Annual Report on Form 10-K for the year ended December 31, 2021);

•
Exelon’s Quarterly Reports on Form 10-Q filed with the SEC on May 9, 2022 and August 3, 2022; and

•
Exelon’s Current Reports on Form 8-K filed with the SEC on January 6, 2022, January 7, 2022, January 26, 2022, February 2, 2022, February 3, 2022, February 10, 2022, March 7, 2022, April 1, 2022, April 29, 2022.

Commonwealth Edison Company (Exchange Act File No. 1-1839)
•
ComEd’s Annual Report on Form 10-K for the year ended December 31, 2021;

•
ComEd’s Current Report on Form 8-K filed with the SEC on June 30, 2022 (recasting certain portions of the Annual Report on Form 10-K for the year ended December 31, 2021);

•
ComEd’s Quarterly Reports on Form 10-Q filed with the SEC on May 9, 2022 and August 3, 2022; and

•
ComEd’s Current Reports on Form 8-K filed with the SEC on February 3, 2022, February 11, 2022, March 15, 2022, March 16, 2022 and July 1, 2022.

PECO Energy Company (Exchange Act File No. 000-16844)
•
PECO’s Annual Report on Form 10-K for the year ended December 31, 2021;

•
PECO’s Current Report on Form 8-K filed with the SEC on June 30, 2022 (recasting certain portions of the Annual Report on Form 10-K for the year ended December 31, 2021);

•
PECO’s Quarterly Reports on Form 10-Q filed with the SEC on May 9, 2022 and August 3, 2022; and

•
PECO’s Current Reports on Form 8-K filed with the SEC on February 3, 2022 and May 24, 2022.

Baltimore Gas and Electric Company (Exchange Act File No. 1-1910)
•
BGE’s Annual Report on Form 10-K for the year ended December 31, 2021;

•
BGE’s Current Report on Form 8-K filed with the SEC on June 30, 2022 (recasting certain portions of the Annual Report on Form 10-K for the year ended December 31, 2021);

•
BGE’s Quarterly Reports on Form 10-Q filed with the SEC on May 9, 2022 and August 3, 2022; and

•
BGE’s Current Reports on Form 8-K filed with the SEC on February 3, 2022 and June 6, 2022.

Potomac Electric Power Company (Exchange Act File No. 001-01072)
•
Pepco’s Annual Report on Form 10-K for the year ended December 31, 2021;

•
Pepco’s Current Report on Form 8-K filed with the SEC on June 30, 2022 (recasting certain portions of the Annual Report on Form 10-K for the year ended December 31, 2021);

•
Pepco’s Quarterly Reports on Form 10-Q filed with the SEC on May 9, 2022 and August 3, 2022; and

•
Pepco’s Current Reports on Form 8-K filed with the SEC on February 3, 2022 and March 24, 2022.

Delmarva Power & Light Company (Exchange Act File No. 001-01405)
•
DPL’s Annual Report on Form 10-K for the year ended December 31, 2022;

•
DPL’s Current Report on Form 8-K filed with the SEC on June 30, 2022 (recasting certain portions of the Annual Report on Form 10-K for the year ended December 31, 2021);

•
DPL’s Quarterly Reports on Form 10-Q filed with the SEC on May 9, 2022 and August 3, 2022; and

•
DPL’s Current Report on Form 8-K filed with the SEC on February 3, 2022 and February 15, 2022.

Atlantic City Electric Company (Exchange Act File No. 001-03559)
•
ACE’s Annual Report on Form 10-K for the year ended December 31, 2021;

•
ACE’s Current Report on Form 8-K filed with the SEC on June 30, 2022 (recasting certain portions of the Annual Report on Form 10-K for the year ended December 31, 2021);

•
ACE’s Quarterly Reports on Form 10-Q filed with the SEC on May 9, 2022 and August 3, 2022; and

•
ACE’s Current Report on Form 8-K filed with the SEC on February 3, 2022 and February 15, 2022.

Upon written or oral request, we will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of such documents which are incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates). Written or oral requests for copies should be directed to Exelon Corporation, Attn: Investor Relations, 10 South Dearborn Street, 54th Floor, P.O. Box 805398, Chicago, IL 60680-5398, 312-394-2345.
Any statement contained in this prospectus, or in a document all or a portion of which is incorporated by reference, shall be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any supplement or any document incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.
All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment, which indicates that all of a class of securities offered hereby have been sold or which deregisters all of a class of securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of filing of such documents.

                 Shares
Exelon Corporation
Common Stock

PROSPECTUS SUPPLEMENT

Barclays	Goldman Sachs & Co. LLC	J.P. Morgan	Morgan Stanley
August   , 2022